Exhibit 10.21

Agreement

This Agreement (this “Agreement”) is entered in Beijing, the People’s Republic of China (“PRC”, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan, for the purposes of this Agreement) and dated August 16, 2010, by and among the following parties:

(1)	1VERGE INTERNET TECHNOLOGY (BEIJING) CO., LTD. (“1Verge Internet”)

Legal Address: Section D, 5/F, SinoSteel Plaza, No 8, Haidian Street, Haidian District, Beijing, China

Legal Representative: Victor Wing Cheung Koo

(2)	1VERGE INFORMATION TECHNOLOGY (BEIJING) CO., LTD. (“Beijing 1Verge Infotech”)

Legal Address: Section A&C, 5/F, SinoSteel Plaza, No 8, Haidian Street, Haidian District, Beijing, China

Legal Representative: QIN Qiong

(3)	JIAHEYI ADVERTISING (BEIJING) CO., LTD. (“Jiaheyi”)

Legal Address: Section D, 5/F, SinoSteel Plaza, No 8, Haidian Street, Haidian District, Beijing, China

Legal Representative: QIN Qiong

(4)	QIN Qiong, a PRC citizen whose PRC identification number is 10108197109214485, and whose residential address is Room 1602, Tower 3, Palm Tree International Apartment, 8 South Chaoyang Park Road, Beijing 100026, PRC

(5)	LIU Dele, a PRC citizen whose PRC identification number is 310101196805284437 and whose residential address is, 1701 Tower D, Sunz Garden, 98 Jianguo Road, Beijing , PRC

(QIN Qiong and LIU Dele each hereafter referred to as a “VIE Shareholder”, and collectively “VIE Shareholders”)

(individually a “Party” and collectively the “Parties”)

WHEREAS:

A.	QIN Qiong currently holds an 80% equity interest (amounting to RMB 80,000) in Jiaheyi and LIU Dele holds a 20% equity interest (amounting to RMB 20,000) in Jiaheyi.

B.	In order for Jiaheyi to subscribe to the increased registered capital of Beijing 1Verge Infotech, the VIE Shareholders agreed to extend loans to Jiaheyi in several instalments in an aggregate amount of RMB 19,000,000 (the “Loans”). For this purpose, the VIE Shareholders requested financial support from 1Verge Internet. 1Verge Internet agreed to provide financial support to facilitate the VIE Shareholders’ extension of Loans to Jiaheyi.

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C.	As a result, (i) 1Verge Internet extended RMB 9,000,000 to the VIE Shareholders, who in turn extended the same to Jiaheyi (“2006 Loans”); Jiaheyi applied that RMB 9,000,000 to its subscription to the increased registered capital of Beijing 1Verge Infotech in July 2006, after which the registered capital of Beijing 1Verge Infotech was increased to RMB 10,000,000, in which Jiaheyi held a 90% equity interest (amounting to RMB 9,000,000), QIN Qiong held an 8% equity interest (amounting to RMB 800,000) and LIU Dele held a 2% equity interest (amounting to RMB 200,000); and (ii) 1Verge Internet further extended RMB 10,000,000 to the VIE Shareholders, who in turn extended the same to Jiaheyi (“2008 Loans”); Jiaheyi applied that RMB 10,000,000 to its subscription to the increased registered capital of Beijing 1Verge Infotech in April 2008 (“2008 Capital Increase”), after which the registered capital of Beijing 1Verge Infotech was increased to RMB 20,000,000, in which Jiaheyi held a 95% equity interest (amounting to RMB 19,000,000), QIN Qiong held a 4% equity interest (amounting to RMB 800,000) and LIU Dele held a 1% equity interest (amounting to RMB 200,000).

D.	In consideration of 1Verge Internet and the VIE Shareholders’ support in assisting Jiaheyi to subscribe to the increased registered capital of Beijing 1Verge Infotech by providing the 2006 Loans, Jiaheyi concluded a series of agreements with 1Verge Internet and the VIE Shareholders in November 2007 (“Jiaheyi VIE Agreements”), which are listed in Schedule 1A. Pursuant to the Jiaheyi VIE Agreements, Jiaheyi, as a 90% shareholder of Beijing 1Verge Infotech, agreed not to, among others, transfer or otherwise dispose of the equity interests it held in Beijing 1Verge Infotech without the prior written consent of 1Verge Internet and the VIE Shareholders.

E.	On [May 19,2010], 1Verge Internet and the VIE Shareholders procured that Jiaheyi transfer its 95% equity interest (amounting to RMB 19,000,000) to the VIE Shareholders, for consideration of [RMB 19,000,000] (“Equity Transfer”). After this Equity Transfer, QIN Qiong holds an 80% equity interest (amounting to RMB 16,000,000) in Beijing 1Verge Infotech and LIU Dele holds a 20% equity interest (amounting to RMB 4,000,000).

F.	In addition to the Jiaheyi VIE Agreements, the Parties also concluded a series of other documents (as listed in Schedule 1B), which, combined with the Jiaheyi VIE Agreements, allowed 1Verge Internet to exert a certain level of control over, and to receive certain payments from, Beijing 1Verge Infotech and the VIE Shareholders. The documents listed in Schedules 1A and 1B shall be referred to hereafter as the “2007 ICPCo VIE Documents”.

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THEREFORE, the Parties, through friendly negotiation based on principles of equal and mutual benefit, agree as follows:

1.	2007 ICPCo VIE Documents and 2008 Capital Increase

The Parties hereby confirm and acknowledge that:

1.1	The 2007 ICPCo VIE Documents remained effective, valid and binding upon the Parties thereunder after the completion of the 2008 Capital Increase, and no substantive amendments have been made to the 2007 ICPCo VIE Documents.

1.2	Immediately after the completion of the 2008 Capital Increase and until the completion of the Equity Transfer, all references to the equity holding percentage in and the amount of capital contribution made by a shareholder into the registered capital of Beijing 1Verge Infotech as stipulated under the 2007 ICPCo VIE Documents should be deemed and understood as having been adjusted, updated and interpreted as:

(i)	QIN Qiong: 4% equity interest (amounting to RMB 800,000) in Beijing 1Verge Infotech;

(ii)	LIU Dele: 1% equity interest (amounting to RMB 200,000) in Beijing 1Verge Infotech; and

(iii)	Jiaheyi: 95% equity interest (amounting to RMB 19,200,000) in Beijing 1Verge Infotech.

1.3	The Parties have strictly complied with and implemented the 2007 ICPCo VIE Documents after the 2008 Capital Increase, and all rights, interests, titles, obligations, responsibilities and restrictions arising from, in connection with or relating to the equity interest of Beijing 1Verge Infotech, which should be held or assumed by the shareholders of Beijing 1Verge Infotech as stipulated under the 2007 ICPCo VIE Documents should be deemed and understood as (i) having been extended to cover the RMB 10,000,000 increased registered capital of Beijing 1Verge Infotech subscribed by Jiaheyi, and (ii) having been adjusted and updated to reflect the new equity interest percentages and the amounts of capital contribution of the shareholders of Beijing 1Verge Infotech as a result of the 2008 Capital Increase.

2.	Acknowledgement and Authorization of the Equity Transfer

1Verge Internet and the VIE Shareholders hereby confirm and acknowledge that the Equity Transfer fully complied with the Jiaheyi VIE Agreements and has been duly authorized and acknowledged by 1Verge Internet and the VIE Shareholders.

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3.	Assignment of Contractual Rights and Obligations / Responsibilities

Notwithstanding any provisions herein or in the Jiaheyi VIE Agreements, the Parties hereby confirm and acknowledge that:

3.1	All rights that Jiaheyi shall enjoy and obligations that is shall assume under the Jiaheyi VIE Agreements shall be duly and fully transferred to the VIE Shareholders upon the completion of the Equity Transfer, including without limitation Jiaheyi’s obligation to repay the Loans to the VIE Shareholders in accordance with and in a manner as stipulated under the Jiaheyi VIE Agreements, and the power and authority to designate and authorize a person designated by 1Verge Internet to vote on Jiaheyi’s behalf at the shareholders' meetings of Beijing 1Verge Infotech and exercise the full voting rights as Beijing 1Verge Infotech’s shareholder as granted to Jiaheyi by law and under the Articles of Association of Beijing 1Verge Infotech.

3.2	Upon the completion of the Equity Transfer and once Jiaheyi is no longer a registered shareholder of Beijing 1Verge Infotech, Jiaheyi shall not enjoy any rights, nor shall it assume any obligations or responsibilities, under or arising from the Jiaheyi VIE Agreements.

3.3	Nothing in this Agreement shall be construed as an exemption of Jiaheyi from its obligations or responsibilities as a result of its breach of the Jiaheyi VIE Agreements before the completion of the Equity Transfer.

3.4	All Jiaheyi VIE Agreements to which Jiaheyi is party shall be amended and restated in form and substance satisfactory to 1Verge Internet.

3.5	All powers of attorney issued by Jiaheyi in its capacity as a registered shareholder of Beijing 1Verge Infotech according to the Jiaheyi VIE Agreements are hereby revoked, nullified and invalidated.

4.	Taxes and Expenses

Any taxes, expenses or costs that will be incurred by or be applicable to Jiaheyi and/or the VIE Shareholders in connection with, relating to or arising from the Equity Transfer or the assignment of the contractual rights and obligations / responsibilities set forth in Section 2 hereunder shall be solely borne by 1Verge Internet.

5.	No Assignment

Neither Party shall assign any of its rights or obligations hereunder without the prior written consent of the other Parties, except that 1Verge Internet may at its discretion assign its rights and obligations under this Agreement to its affiliates or subsidiaries.

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6.	Effectiveness

This Agreement will be effective upon its being signed by the Parties hereunder, notwithstanding that the assignment of the contractual rights and obligations / responsibilities set forth in Section 2 hereunder shall be effective retroactively as of the date of the completion of the Equity Transfer.

7.	Governing Law and Dispute Resolution

7.1	This Agreement shall be governed by and construed in accordance with the laws of the PRC.

7.2	If any dispute in connection with this Agreement arises, the Parties shall attempt in the first instance to resolve such dispute through friendly consultation or mediation.

7.3	In case no settlement can be reached through friendly consultation, either Party may submit such matter to the China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in accordance with the then current rules of CIETAC. The arbitration proceedings shall take place in Beijing and shall be conducted in Chinese. The arbitration award shall be final and binding upon all the Parties. This article shall not be influenced by the termination or elimination of this Agreement.

8.	Languages and Counterparts

This Agreement is executed in Five (5) originals in English and each Party shall retain 1 original.

[The space below is intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the date first written above.

1VERGE INTERNET TECHNOLOGY (BEIJING) CO., LTD.

(Company Seal)

By:	/s/ Victor Wing Cheung Koo
Authorized Representative: Victor Wing Cheung Koo

1VERGE INFORMATION TECHNOLOGY (BEIJING) CO., LTD.

(Company Seal)

By:	/s/ Qin Qiong
Authorized Representative: QIN Qiong

JIAHEYI ADVERTISING (BEIJING) CO., LTD.

(Company Seal)

By:	/s/ Qin Qiong
Authorized Representative: QIN Qiong

QIN QIONG

By:	/s/ Qin Qiong

LIU DELE

By:	/s/ Liu Dele

Agreement

[Schedule 1]

2007 ICPCo VIE Documents

Schedule 1A

List of Jiaheyi VIE Agreements

1.	Loan Agreement among QIN Qiong, LIU Dele and Jiaheyi, dated November 19, 2007;

2.	Equity Interest Pledge Agreement among QIN Qiong, LIU Dele, Jiaheyi and 1Verge Internet, dated November 19, 2007;

3.	Share Option Agreement among QIN Qiong, LIU Dele, Jiaheyi and 1Verge Internet, dated November 19, 2007;

4.	Business Operations Agreement among QIN Qiong, LIU Dele, Jiaheyi, 1Verge Internet and Beijing 1Verge Infotech, dated November 19, 2007; and

5.	Power of Attorney issued by Jiaheyi in favour of Mr. Victor Wing Cheung Koo, dated August 2, 2006.

Schedule 1B

6.	Trademark License Agreement between 1Verge Internet and Beijing 1Verge Infotech, dated November 19, 2007;

7.	Domain Name License Agreement between 1Verge Internet and Beijing 1Verge Infotech, dated November 19, 2007;

8.	Exclusive Technical and Consulting Services Agreement between 1Verge Internet and Beijing 1Verge Infotech, dated November 19, 2007;

9.	Loan Agreement among QIN Qiong, LIU Dele and 1Verge Internet, dated November 19, 2007;

10.	2 Powers of Attorney issued by QIN Qiong and LIU Dele, respectively, in favour of Mr. Victor Wing Cheung Koo, dated November 19, 2007.

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